Exhibit 32.1

Certification*

In connection with the Annual Report of Statera Biopharma, Inc., (the “Company”) Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), I, Michael K. Handley, Chief Executive Officer of the Company, and I, Christopher Zosh, Interim Principal Financial Officer of the Company, do hereby certify, to the best of our knowledge:

1. The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Date:	10/05/2022	By:	/s/ Michael K. Handley
Michael K. Handley
Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Christopher Zosh
Christopher Zosh
Executive Vice President of Finance
(Interim Principal Financial Officer)

*

This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Statera Biopharma, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.